                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE


CONTACTS:             Tim Carroll                    Michael Newman
                      Vice President and             Investor Relations
                      Chief Financial Officer        StreetConnect
                      Aris Corporation               (206) 320-1231
                      (425) 372- 2708

                   ARIS COMPLETES SALE OF TRAINING OPERATIONS
                             IN SEATTLE AND PORTLAND

                COMPANY FOCUSES ON GROWTH OF EBUSINESS CONSULTING


BELLEVUE, WASH.--MAY 3, 2000-- Aris Corporation (Nasdaq: ARSC), a provider of integrated eBusiness and IT solutions, today announced that the Company has closed the sale of its Seattle and Portland training facilities to members of Aris' U.S. Education management team.

"We continue to focus our management attention and corporate resources on growing our eBusiness consulting services," said Paul Song, Chairman and Chief Executive Officer. "Our primary goal is to continue to capture web-based consulting and interactive Enterprise Relationship Management development opportunities. We believe that these divestitures make Aris stronger and better positioned to take advantage of the enormous eBusiness consulting opportunities."

Aris' U.S. Training division contributed approximately $17.7 million to its total fiscal 1999 revenue of $118.0 million. The Seattle and Portland training centers were the largest centers in Aris' U.S. Education division and accounted for approximately $8.7 million revenue in fiscal 1999. The total operating loss from the U.S. Education division in 1999 was $2.9 million.

In the first quarter of 2000, Aris reported a net pre-tax restructuring charge of $4 million related to the sale of the Seattle and Portland training centers and for costs related to the disposition of its remaining training centers in Denver, Dallas and Washington D.C. Almost all of the charge represents non-cash expenses.

ABOUT ARIS CORPORATION

Aris Corporation provides an integrated eBusiness solutions approach called Interactive Enterprise Relationship Management (iERM), designed to improve a company's relationships with customers, vendors, suppliers and employees by leveraging the power of the Internet. Aris has offices across the U.S. and in the United Kingdom, with over 700 employees worldwide, and is headquartered in Bellevue, WA.

Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operations. Statements contained in this release regarding the Company's anticipated future earnings and results of operations, its eBusiness strategy, future hiring patterns, and on the Company's ability to expand its eBusiness solutions and new product releases by the Company are "forward-looking statements", as the phrase is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements by the Company are subject to certain risks, including future client demand for integrated eBusiness and IT solutions; competition from other businesses providing similar services to that of the Company; the Company's ability to successfully execute its business strategy and management and operational re-alignment of its consulting and training businesses; the Company's ability to attract, retain and motivate highly skilled eBusiness and IT professionals; its dependence upon key vendors of software technology; competitive pressures and lower operating margins of the Company's training division and efforts to identify and execute strategic alternatives for that business; the Company's ability to successfully integrate the acquisition of fine.com; and issues that may arise in product development and possible decisions by third parties to delay or cancel the release of products under development. Those risks and uncertainties are discussed in more detail in the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.



                                       ###